PROXY CARD

          PRELIMINARY COPY SUBJECT TO COMPLETION, DATED MARCH 13, 2002

                                      PROXY

                            STRATOSPHERE CORPORATION
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                            STRATOSPHERE CORPORATION

         The undersigned, a stockholder of Stratosphere Corporation, a Delaware corporation (the "Company"), hereby appoints ______________ and ______________ and each of them, attorneys-in-fact, agents and proxies, with full power of substitution to each, for and in the name of the undersigned and with all the powers the undersigned would possess if personally present, to vote all the shares of Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company, to be held at held at 12:00 noon, Las Vegas time, on ________, _________, 2002 at ___________, and at all adjournments or postponements thereof, hereby revoking any proxy heretofore given.

         The Board of Directors recommends a vote FOR the proposal:

         To approve the Agreement and Plan of Merger, dated February 1, 2002 by and among the Company, American Real Estate Holdings Limited Partnership, Nybor Limited Partnership and Strat Merger Corp., and the transactions contemplated thereby.

         FOR   _____    AGAINST   _____  ABSTAIN   _____

         The proxies are hereby authorized to vote in their discretion upon all other business as may properly come before the Special Meeting.

         This Proxy will be voted as directed, but if no direction is indicated, it will be voted FOR the approval of the Agreement and Plan of Merger and the transactions contemplated thereby.

         Receipt is acknowledged of the Notice of Special Meeting of Stockholders and accompanying Proxy Statement.



PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE

SIGNATURE:______________________

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SIGNATURE:______________________

DATE:____________________________


NOTE: Please sign exactly as your name appears on this Proxy. If signing as attorney, executor, trustee or in other representative capacity, sign name and indicate title.